Exhibit 10.2

225 West Hillcrest Drive, Mail Code: CA6-918-01-03, Thousand Oaks, CA 91360	Phone: (800) 669-2955
Fax: (805) 381 6165

June 30, 2010	Client # 8752

Home Loan Center, Inc.

163 Technology Drive

Irvine, CA 92618

Attn: Rian Furey, Senior Vice President

Email: Rian.Furey@lendingtree.com

RE:          Mandatory Forward Loan Volume Commitment

Dear Mr. Furey,

Home Loan Center, Inc. (“Client”) has agreed to the following Mandatory Forward Loan Volume Commitment (the “Commitment”) with Bank of America Home Loans Correspondent Lending (“Bank of America”):

Effective Date:	June 30, 2010

Volume Commitment Delivery Period:	Effective Date through June 29, 2011

Qualifying Loan Programs:	All Loan Programs

Minimum Qualifying Amount:	Minimum of 25% of Conventional Conforming Mortgage Loans and 25% of Government Mortgage Loans originated and closed by Client (including banked and brokered loans).

Non-Delivery Fee:

If Client fails to deliver to Bank of America the required Minimum Qualifying Amount on a quarterly basis, Client shall pay Bank of America a non-delivery fee of 25 basis points on the shortfall. All Non-Delivery Fees will be invoiced to Client and shall be due and payable within thirty (30) days after the invoice date.

Additional Terms and Conditions:

All Loans sold by Client to Bank of America under this Commitment shall be subject to the terms and conditions of the correspondent Loan Purchase Agreement between Bank of America and Client, which is hereby incorporated by reference and made a part hereof.

Bank of America and Client may terminate this Commitment with or without cause and, upon such termination, a Non-Delivery Fee on any volume shortfall as of the effective termination date shall be due and payable on the effective termination date.

This Commitment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  Facsimile signatures shall be deemed valid and binding to the same extent as the original.

Home Loan Center, Inc. Initials RF

Bank of America Initials BK

This Commitment and any related exhibits and attachments are confidential and may not be disclosed to any third party without the prior consent of Bank of America.

Please execute this Commitment and return to the undersigned.  We look forward to a mutually beneficial and prosperous relationship.

Sincerely,

Bank of America, N.A.

By:	/s/ Blair Kenny

Name:	Blair Kenny

Title:	Senior Vice President

Dated:	July 15, 2010

Acknowledged by:

Home Loan Center, Inc.

By:	/s/ Rian Furey

Name:	Rian Furey

Title:	Senior Vice President

Dated:	July 15, 2010

Home Loan Center, Inc. Initials RF

Bank of America Initials BK